CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February 23, 2000, relating to the financial statements and financial highlights of The Prudential Series Fund, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Financial Highlights" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
July 31, 2000


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                                                                  August 4, 2000

Division of Investment Management
Office of Insurance Products
U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: Rule 485(b) Filing for The Prudential Series Fund, Inc.: file no. 2-80896

Dear Sir or Madam:

We are filing today via EDGAR a post-effective amendment under Rule 485(b) to the registration statement of the above-referenced registrant. This post-effective amendment designates as its effective date August 11, 2000.


As counsel to the registrant, I represent that the instant 485(b) filing does not contain disclosures that render the filing ineligible to become effective under Rule 485(b). Thank you for your attention to this filing.




                                                Sincerely,



                                                C. Christopher Sprague
                                                Assistant General Counsel